Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Glowpoint, Inc. on Form S-8 (No. 333-150436) of our report dated March 8, 2012, on our audits of the consolidated financial statements of Glowpoint, Inc. as of December 31, 2011 and 2010 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about March 8, 2012.

/s/ EISNERAMPER LLP

Edison, NJ
March 8, 2012